Exhibit 10.13

EXECUTION COPY

CREDIT AGREEMENT

among

LMF SPE#2, LLC

(as Borrower),

LM FUNDING, LLC, CGR63, LLC AND LM FUNDING MANAGEMENT, LLC

(as the Guarantors)

and

HEARTLAND BANK

(as Lender)

DATED AS OF DECEMBER 30, 2014

i

INDEX TO EXHIBITS

Exhibit	Description of Exhibit	Section

A	Compliance Certificate	1.1
B	Term Note	1.1 and 2.1
C-1	Form of Claim of Lien	6.4 and 7.2
C-2	Form of Notice of Intent to Lien	6.4 and 7.2
C-3	Form of Notice of Foreclosure	6.4 and 7.2

INDEX TO SCHEDULES

Schedule	Description of Schedule	Section

5.1(m)	Additional Conditions Precedent	5.1(m)
6.18	Real Property	6.18
8.1	Existing Debt	8.1
8.2	Existing Liens	8.2

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (the “Agreement”), dated as of December 30, 2014, is entered into by and among LMF SPE#2, LLC, a Florida limited liability company (“Borrower”), LM FUNDING, LLC, a Florida limited liability company, CGR63, LLC, a Florida limited liability company, LM FUNDING MANAGEMENT, LLC, a Florida limited liability company (collectively, the “Guarantors”), and HEARTLAND BANK, an Arkansas state bank (“Lender”).

RECITALS

Borrower has requested that Lender extend credit to Borrower as described in this Agreement. Lender is willing to make such credit available to Borrower upon and subject to the provisions, terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

SECTION 1

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, all exhibits, appendices and schedules hereto and in any note, certificate, report or other Loan Documents made or delivered pursuant to this Agreement, the following terms will have the meanings given such terms in this Section 1 or in the provision, section or recital referred to below:

“Affiliate” means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting stock of such Person; or (c) five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, in no event shall Lender be deemed an Affiliate of Borrower or any of its Subsidiaries or Affiliates.

“Agreement” has the meaning set forth in the introductory paragraph hereto, and includes all schedules, exhibits and appendices attached or otherwise identified therewith.

“Borrower” means the Person identified as such in the introductory paragraph hereto, and its successors and assigns to the extent permitted by Section 11.8.

“Borrower Operating Agreement” means the Operating Agreement of LMF SPE#2, LLC, dated as of September 1, 2011.

“Business Day” has the meaning assigned to it in the Note.

“Capitalized Lease Obligation” means, with respect to any Person, the amount of Debt under a lease of Property by such Person that would be shown as a liability on a balance sheet of such Person prepared for financial reporting purposes on the accrual basis.

“Change of Control” shall mean (a) the occurrence of any event (whether in one or more transactions) which results in a transfer of control of LM Funding, LLC to a Person who is not a person who controls LM Funding as of the date of this Agreement or another Person under such Person’s control, (b) the occurrence of any event (whether in one or more transactions) which results in a transfer of control of Borrower to a Person who is not LM Funding, LLC or a Person under the control of LM Funding, LLC, or (c) any merger or consolidation of or with any Borrower or sale of all or substantially all of the property or assets of any Borrower. For purposes of this definition, “control” shall mean the power direct or indirect (x) to vote 50% or more of the equity interests having ordinary voting power for the election of directors (or the individuals performing similar functions) of any Person or (y) to direct or cause the direction of the management and policies of any Person by contract or otherwise.

“Code” means the Internal Revenue Code of 1986.

“Collateral” has the meaning for such term set forth in Section 4.1.

“Compliance Certificate” means a certificate, substantially in the form of Exhibit A, prepared by and certified by a Responsible Officer.

“Constituent Documents” means (a) in the case of a corporation, its articles or certificate of incorporation and bylaws; (b) in the case of a general partnership, its partnership agreement; (c) in the case of a limited partnership, its certificate of limited partnership and partnership agreement; (d) in the case of a trust, its trust agreement; (e) in the case of a joint venture, its joint venture agreement; (f) in the case of a limited liability company, its articles of organization, operating agreement, regulations and/or other organizational and governance documents and agreements; and (g) in the case of any other entity, its organizational and governance documents and agreements.

“Debt” means, of any Person as of any date of determination (without duplication): (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments; (c) all obligations of such Person to pay the deferred purchase price of Property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than ninety (90) days; (d) all Capitalized Lease Obligations of such Person; (e) all Debt or other obligations of others Guaranteed by such Person; (f) any other obligation for borrowed money or other financial accommodations which in accordance with GAAP would be shown as a liability on the balance sheet of such Person; (g) any repurchase obligation or liability of a Person with respect to accounts, chattel paper or notes receivable sold by such Person; (h) any liability under a sale and leaseback transaction that is not a Capitalized Lease Obligation; (i) any obligation under any so-called “synthetic leases;” (j) any obligation arising with respect to any other transaction that is the functional equivalent of borrowing but which does not constitute a liability on the balance sheets of a Person; (k) all payment and reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers’ acceptances, surety or other bonds and similar instruments; (l) all liabilities of such Person in respect of unfunded vested benefits under any Plan; and (m) all hedge obligations of such Person; and (n) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any equity interests in such Person or any other Person, valued, in the case of redeemable preferred stock interests, at the greater of its voluntary or involuntary liquidation preference plus all accrued and unpaid dividends.

“Default” means an Event of Default or the occurrence of an event or condition which with notice or lapse of time or both would become an Event of Default.

“Default Interest Rate” has the meaning assigned to it in the Note.

“Dollars” and “$” mean lawful money of the United States of America.

“EBITDA” means, for any Person for any period, an amount equal to (a) net income determined in accordance with GAAP, plus (b) the sum of the following to the extent deduced in the calculation of net income: (i) interest expense; (ii) income taxes, (iii) depreciation, (iv) amortization, (v) extraordinary losses determined in accordance with GAAP; and (vi) other non-recurring expenses of such Person reducing such net income which do not represent a cash item in such period or any future period; minus (c) the sum of the following to the extent included in the calculation of net income: (i) income tax credits of such Person; (ii) extraordinary gains determined in accordance with GAAP; and (iii) all non-recurring, non-cash items increasing net income.

“Environmental Laws” means any and all federal, state, and local laws, regulations, judicial decisions, orders, decrees, plans, rules, permits, licenses, and other governmental restrictions and requirements pertaining to health, safety, or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901 et seq., the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., the Clean Air Act, 42 U.S.C. § 7401 et seq., the Clean Water Act, 33 U.S.C. § 1251 et seq., and the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.

“Environmental Liabilities” means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs, and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, permit, order or agreement with any Governmental Authority or other Person, arising from environmental, health or safety conditions or the Release or threatened Release of a Hazardous Material into the environment, resulting from the past, present, or future operations of such Person or its Affiliates.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as an

Obligated Party or is under common control (within the meaning of Section 414(c) of the Code and Sections 414(m) and (o) of the Code for purposes of the provisions relating to Section 412 of the Code) with an Obligated Party.

“Event of Default” has the meaning set forth in Section 10.1.

“Fixed Charge Coverage Ratio” means the ratio of (a) EBITDA of Borrower to (b) Fixed Charges of Borrower.

“Fixed Charges of Borrower” means, for any period, the sum of (a) Borrower’s rent expense, (b) Borrower’s scheduled payment of interest with respect to Borrower’s Debt, and (c) Borrower’s scheduled payment of principal with respect to Borrower’s Debt. For purposes of calculating the interest and principal with respect to Borrower’s Debt in respect of the Loan, the initial amount of the Loan outstanding shall be deemed to be $7,250,000 and any amounts in excess thereof shall be excluded from such calculations.

“GAAP” means generally accepted accounting principles, applied on a consistent basis, as set forth in opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a “consistent basis” when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

“Governmental Authority” means any nation or government, any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

“Guarantee” by any Person means any obligation or liability, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person as well as any obligation or liability, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or liability (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to operate Property, to take-or-pay, or to maintain net worth or working capital or other financial statement conditions or otherwise) or (b) entered into for the purpose of indemnifying or assuring in any other manner the obligee of such Debt or other obligation or liability of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means each of LM Funding, LLC, a Florida limited liability company, CGR63, LLC, a Florida limited liability company, LM Funding Management, LLC, a Florida limited liability company, and each Person who from time to time Guarantees all or any part of the Obligations.

“Guaranty” means a written guaranty of each Guarantor in favor of Lender, in form and substance satisfactory to Lender.

“Hazardous Material” means any substance, product, waste, pollutant, material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under any Environmental Law, including, without limitation, asbestos, petroleum, and polychlorinated biphenyls.

“Heartland” means Heartland Bank.

“Hedge Agreement” means (a) any and all interest rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules and annexes, a “Master Agreement”) and (c) any and all Master Agreements and any and all related confirmations.

“IRS” means the Internal Revenue Service or any entity succeeding to all or any of its functions.

“Lender” means the Person identified as such in the introductory paragraph hereto, and includes its successors and assigns.

“Leverage Ratio” means the quotient of LM Funding, LLC’s (i) current portion of long-term Debt plus long-term Debt plus deferred revenue, divided by (ii) members’ deficit plus deferred revenue, determined in accordance with GAAP on a consolidated basis and consistent with historical accounting practices.

“Lien” means any lien, mortgage, security interest, tax lien, pledge, charge, hypothecation, assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

“Loan” means the Term Loan.

“Loan Documents” means this Agreement, the Security Documents, the Note, and all other promissory notes, security agreements, guaranties, deeds of trust, assignments, letters of credit, guaranties, and other instruments, documents, or agreements executed and delivered pursuant to or in connection with this Agreement or the Security Documents.

“Loan to Value” means the product of (a) the ratio of (i) the outstanding principal balance of the Term Loan to (ii) the accrued balances of the Borrower as stated on the balance sheet of Borrower for the most recently ended calendar quarter and delivered pursuant to Section 7.1(b), times (b) one hundred percent (100%).

“Manager of Borrower” means LM Funding, LLC.

“Material Adverse Event” means any act, event, condition, or circumstance which could materially and adversely affect: (a) the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of Borrower or Borrower and its Subsidiaries, if any, taken as a whole; (b) the ability of any Obligated Party to perform its obligations under any Loan Document to which it is a party; or (c) the legality, validity, binding effect or enforceability against any Obligated Party of any Loan Document to which it is a party.

“Maximum Rate” means, at all times, the maximum rate of interest which may be charged, contracted for, taken, received or reserved by Lender in accordance with applicable Florida law (or applicable United States federal law to the extent that such law permits Lender to charge, contract for, receive or reserve a greater amount of interest than under Florida law). The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges in respect of the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to Borrower at the time of such change in the Maximum Rate.

“Multiemployer Plan” means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions are being made or have been made by, or for which there is an obligation to make by or there is any liability, contingent or otherwise, with respect to an Obligated Party or any ERISA Affiliate and which is covered by Title IV of ERISA.

“Note” means the Term Note.

“Obligated Party” means Borrower, each Guarantor, and CRE Funding, LLC, a Florida limited liability company, or any other Person who is or becomes party to any agreement that obligates such Person to pay or perform, or that Guarantees or secures payment or performance of, the Obligations or any part thereof.

“Obligations” means all obligations, indebtedness, and liabilities of Borrower, each Guarantor and any other Obligated Party to Lender or any Affiliate of Lender, or both, now existing or hereafter arising, whether direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, under, arising out of or otherwise relating to, this Agreement, or any other Loan Documents, any cash management or treasury services agreements and all interest accruing thereon (whether a claim for post-filing or post-petition interest is allowed in any bankruptcy, insolvency, reorganization or similar proceeding) and all attorneys’ fees and other expenses incurred in the enforcement or collection thereof.

“OFAC” means the Office of Foreign Assets Control.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56, signed into law October 26, 2001).

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

“Permitted Distributions” means (a) Tax Distributions, and (b) provided no Event of Default or Default exists immediately prior to or as a result of a distribution described in this clause (b), other cash distributions by the Borrower.

“Person” means any individual, corporation, limited liability company, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity, and shall include such Person’s heirs, administrators, personal representatives, executors, successors and assigns.

“Plan” means any employee benefit or other plan, other than a Multiemployer Plan, established or maintained by, or for which there is an obligation to make contributions by or there is any liability, contingent or otherwise with respect to Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA or subject to Section 412 of the Code.

“Pledge Agreement” means that certain Pledge Agreement dated on or about the date hereof, executed by LM Funding, LLC and CRE Funding, LLC, as grantors, and Lender, and securing the Obligations of Borrower to Lender.

“Pledged Equity Interests” means all membership units issued by LMF SPE#2, LLC which from time to time are part of the Collateral.

“Principal Office” means the principal office of Lender, presently located at One Information Way, Suite 300, Little Rock, Arkansas 72202.

“Prior Debt” means that certain debt owed by Borrower to CRE Capital, LLC., a Florida limited liability company, pursuant to that certain Consolidated Promissory Note dated on or about February 25, 2012, in the original principal amount of $6,000,000, as subsequently amended from time to time.

“Processing Fee” means $500 for processing of the Term Loan

“Prohibited Transaction” means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

“Property” of a Person means any and all property, whether real, personal, tangible, intangible or mixed, of such Person, or any other assets owned, operated or leased by such Person.

“Related Indebtedness” has the meaning set forth in Section 11.20.

“Release” means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, disbursement, leaching, or migration of Hazardous Materials into the indoor or outdoor environment or into or out of property owned by such Person, including, without limitation, the movement of Hazardous Materials through or in the air, soil, surface water, ground water, or Property.

“Remedial Action” means all actions required to (a) clean up, remove, treat, or otherwise address Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

“Reportable Event” means any of the events set forth in Section 4043 of ERISA.

“Reserve Account” has the meaning set forth at Section 7.10.

“Responsible Officer” means the chief executive officer, president, chief financial officer, or treasurer of Borrower or any Person designated by a Responsible Officer to act on behalf of a Responsible Officer; provided that such designated Person may not designate any other Person to be a Responsible Officer. Any document delivered hereunder that is signed by a Responsible Officer of Borrower or any Guarantor shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of Borrower or such Guarantor, as applicable, and such Responsible Officer shall be conclusively presumed to have acted on behalf of Borrower.

“RICO” means the Racketeer Influenced and Corrupt Organization Act of 1970.

“Secured Parties” means the collective reference to Lender, and any other Person the Obligations owing to which are, or are purported to be, secured by the Collateral under the terms of the Security Documents.

“Security Agreement” means that certain Security Agreement, by and between the Borrower and Lender, granting a security interest in all of the assets of the Borrower which will comprise a portion of the Collateral

“Security Documents” means each and every security agreement, pledge agreement, control agreement, or other collateral security agreement required by or delivered to Lender from time to time that purport to create a Lien on the Collateral in favor of any of the Secured Parties to secure payment or performance of the Obligations or any portion thereof, including without limitation, the Pledge Agreement and the Security Agreement.

“Structuring Fee” means $145,000 (or 2% of the Loan amount) in consideration of the Term Loan.

“Subordinated Debt” means any Debt of Borrower (other than the Obligations) that has been subordinated to the Obligations by written agreement, in form and content satisfactory to Lender and which has been approved in writing by Lender as constituting Subordinated Debt for purposes of this Agreement.

“Subsidiary” means (a) any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by LM Funding, LLC, Borrower or one or more of other Subsidiaries or by LM Funding, LLC, Borrower and one or more of such Subsidiaries, and (b) any other entity (i) of which at least a majority of the ownership, equity or voting interest is at the time directly or indirectly owned or controlled by one or more of LM Funding, LLC, Borrower and other Subsidiaries and (ii) which is treated as a subsidiary in accordance with GAAP.

“Tax Distributions” means, with respect to any Person and any tax year, any dividend or distribution to any holder of such Person’s stock or other equity interests to permit such holders to pay federal income taxes and all relevant state and local income taxes (including estimated taxes) at a rate equal to the highest marginal applicable tax rate for the applicable tax year, however denominated (together with any interest, penalties, additions to tax, or additional amounts with respect thereto) imposed as a result of taxable income allocable to such holder as an equity holder of such Person under federal, state, and local income tax laws, determined or reportable by on a basis that combines those liabilities arising out of the net effect of the income, gains, deductions, losses, and credits of such Person for the applicable period (to the extent such items may be netted under the relevant tax law).

“Term Loan” means the aggregate unpaid Term Note Advances outstanding from time to time.

“Term Note” means the promissory note of Borrower payable to the order of Lender in substantially the form of Exhibit B.

“Term Note Advance” means any Advance made by Lender to Borrower pursuant to Section 2.1.

“UCC” means the Uniform Commercial Code as adopted in Florida and codified at Chapters 670-680 of the Florida Statutes.

“Unfunded Pension Liability” means the excess, if any, of (a) the funding target as defined under Section 430(d) of the Code without regard to the special at-risk rules of Section 430(i) of the Code, over (b) the value of plan assets as defined under Section 430(g)(3)(A) of the Code determined as of the last day of each calendar year, without regard to the averaging which may be allowed under Section 310(g)(3)(B) of the Code and reduced for any prefunding balance or funding standard carryover balance as defined and provided for in Section 430(f) of the Code.

Section 1.2 Accounting Matters. Any accounting term used in this Agreement or any other Loan Document shall have, unless otherwise specifically provided therein, the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed, unless otherwise specifically provided therein, on a consolidated basis in accordance with GAAP consistently applied.

Section 1.3 Intentionally Omitted.

Section 1.4 Other Definitional Provisions.

All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words “hereof”, “herein”, and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC. Any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document). Any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

SECTION 2

TERM NOTE ADVANCE

Section 2.1 Term Loan. Subject to the terms and conditions of this Agreement, Lender agrees to make, on or about the date of this Agreement a single Term Note Advance to Borrower in the principal amount of $7,431,938.50.

(a) The Term Note. The obligation of Borrower to repay the Term Loan and interest thereon shall be evidenced by the Term Note executed by Borrower, and payable to the order of Lender in the principal amount of $7,431,938.50.

(b) Repayment of Principal and Interest. Subject to prior acceleration or any prepayment obligation as provided in this Agreement, the unpaid principal balance of the Term Note shall be repaid as provided therein.

(c) Interest. The unpaid principal amount of the Term Loan shall, subject to the following sentence, bear interest as provided in the Term Note. If at any time the rate of interest specified in the Term Note shall exceed the Maximum Rate but for the provisions thereof limiting interest to the Maximum Rate, then any subsequent reduction shall not reduce the rate of interest on the Term Note Advances below the Maximum Rate until the aggregate amount of interest accrued on the Term Note Advances equals the aggregate amount of interest which would have accrued on the Term Note Advances if the interest rate had not been limited by the Maximum Rate. Accrued and unpaid interest on the Term Note Advances shall be payable as provided in the Term Note.

Section 2.2 General Provisions Regarding Interest; Etc.

(a) Default Interest Rate. Any outstanding principal of any Term Note Advance not paid when due and (to the fullest extent permitted by law) any other amount payable by Borrower under this Agreement or any other Loan Document that is not paid in full when due (whether at stated maturity, by acceleration, or otherwise) shall bear interest at the Default Interest

Rate for the period from and including the due date thereof to but excluding the date the same is paid in full. Additionally (but without duplication of any interest paid on Obligations pursuant to the immediately preceding sentence), at any time that an Event of Default exists, all outstanding and unpaid principal amounts of all of the Obligations shall, to the extent permitted by law, bear interest at the Default Interest Rate. Interest payable at the Default Interest Rate shall be payable from time to time on demand.

(b) Computation of Interest. Interest on the Term Loan and all other amounts payable by Borrower hereunder shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be.

Section 2.3 Use of Proceeds. The proceeds of the Term Loan shall be used by Borrower to (i) repay all indebtedness associated with 1,839 condominium assessment liens, (ii) purchase an additional 351 condominium assessment liens (to be defined and documented), and (iii) to pay transaction fees and expenses in connection with the foregoing.

SECTION 3

PAYMENTS

Section 3.1 Method of Payment. All payments of principal, interest, and other amounts to be made by Borrower under this Agreement and the other Loan Documents shall be made to Lender at the Principal Office in Dollars and immediately available funds, without setoff, deduction, or counterclaim, and free and clear of all taxes at the time and in the manner provided in the Note.

Section 3.2 Prepayments.

(a) Voluntary Prepayments. Borrower may prepay all or any portion of the Note to the extent and in the manner provided for therein. Prepayments shall be in a minimum amount of $250,000.

(b) Mandatory Prepayment. If at any time the unpaid principal balance of the Loan causes a default under the financial covenant set forth in Section 9.2 herein, then Borrower shall immediately (i) prepay the principal of the Loan, and/or (ii) deliver to the Lender additional Collateral acceptable to the Lender in its reasonable discretion (and execute and deliver documentation in connection with such additional Collateral required by the Lender) so that such financial covenant is brought into immediate compliance.

SECTION 4

SECURITY

Section 4.1 Collateral. To secure full and complete payment and performance of the Obligations, Borrower and each Guarantor shall, and shall cause the other Obligated Parties to, execute and deliver or cause to be executed and delivered all of the Security Documents required by Lender covering the Property of Borrower and the other Obligated Parties as described in such Security Documents (which, together with any other Property and collateral described in the Security Documents, and any other Property which may now or hereafter secure the Obligations or any part thereof, is sometimes herein called the “Collateral”). Borrower and each Guarantor and each other Obligated Party shall execute and cause to be executed such further documents and instruments, including without limitation, UCC financing statements, as Lender, in its sole discretion, deems necessary or desirable to create, evidence, preserve, and perfect its liens and security interests in the Collateral.

Section 4.2 Setoff. If an Event of Default exists, Lender shall have the right to set off and apply against the Obligations in such manner as Lender may determine, at any time and without notice to Borrower, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from Lender to Borrower whether or not the Obligations are then due. As further security for the Obligations, Borrower hereby grants to Lender a security interest in all money, instruments, and other Property of Borrower now or hereafter held by Lender, including, without limitation, Property held in safekeeping. In addition to Lender’s right of setoff and as further security for the Obligations, Borrower hereby grants to Lender a security interest in all deposits (general or special, time or demand, provisional or final) and other accounts of Borrower now or hereafter on deposit with or held by Lender and all other sums at any time credited by or owing from Lender to Borrower. The rights and remedies of Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Lender may have.

SECTION 5

CONDITIONS PRECEDENT

Section 5.1 Initial Extension of Credit. The obligation of Lender to make the Term Note Advance under the Note is subject to the condition precedent that Lender shall have received on or before the day of such Term Note Advance all of the following, each dated (unless otherwise indicated) the date hereof, in form and substance satisfactory to Lender:

(a) Resolutions. Resolutions of the Members and Manager of Borrower (or Responsible Officer, as applicable) and each other Obligated Party certified by the Manager of such Person which authorize the execution, delivery, and performance by such Person of this Agreement and the other Loan Documents to which such Person is or is to be a party;

(b) Incumbency Certificate. A certificate of incumbency certified by the Manager or Responsible Officer certifying the names of the individuals or other Persons authorized to sign this Agreement and each of the other Loan Documents to which Borrower, the Guarantors and each other Obligated Party is or is to be a party (including the certificates contemplated herein) on behalf of such Person together with specimen signatures of such individual Persons;

(c) Constituent Documents. The Constituent Documents for Borrower, the Guarantors, and each other Obligated Party certified as of a date acceptable to Lender by the appropriate government officials of the state of incorporation or organization of each such entity;

(d) Governmental Certificates. Certificates of the appropriate government officials of the state of incorporation or organization of Borrower and each other Obligated Party as to the existence and good standing of such party, each dated within ten (10) days prior to the date of the Term Note Advance;

(e) Note. The Note executed by Borrower;

(f) Security Documents. The Security Documents executed by Borrower and other Obligated Parties and all instruments, documents, certificates and agreements required to be executed or delivered pursuant thereto;

(g) Financing Statements. UCC financing statements reflecting Borrower as debtor, and Lender, as secured party, which are required to grant a Lien which secures the Obligations and covering such Collateral, as Lender may request;

(h) Guaranty. The Guaranty executed by each Guarantor;

(i) Reserve Account. Evidence of the establishment of the Reserve Account in accordance with Section 7.10.

(j) Lien Searches. The results of UCC, tax lien and judgment lien searches showing all financing statements and other documents or instruments on file against Borrower and each other Obligated Party in the appropriate filing offices, such search to be as of a date no more than ten (10) days prior to the date of the Term Note Advance;

(k) Opinion of Counsel. A favorable opinion of Business Law Group, P.A., legal counsel to Borrower and the Guarantors, as to such other matters as Lender may reasonably request;

(l) Attorneys’ Fees and Expenses. Evidence that the costs and expenses (including reasonable attorneys’ fees) referred to in Section 11.1, to the extent incurred, shall have been paid in full by Borrower;

(m) Additional Items. The additional items set forth on Schedule 5.1(m); and

(n) Closing Fees. Evidence that the Structuring Fee, the Processing Fee and any other fees due at closing have been paid.

(o) Payoff; Release. Payoff letters evidencing repayment in full of the Prior Debt, termination of all agreements relating thereto and the release of all Liens granted in connection therewith, with Uniform Commercial Code or other appropriate termination statements and documents effective to evidence the foregoing.

Section 5.2 Post-Closing Requirements.

(a) Documentary Stamp and Other Taxes. Borrower shall promptly pay, or cause to be paid, all transfer, stamp, documentary, or other similar taxes, assessments, or charges levied by any Governmental Authority in respect of this Agreement or any of the other Loan Documents (if any).

SECTION 6

REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into this Agreement, and to the Term Note Advance hereunder, and except as set forth on the Schedules hereto, Borrower represents and warrants to Lender that:

Section 6.1 Entity Existence. Each of Borrower and each of the Guarantors (a) is duly incorporated or organized, as the case may be, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or organization; (b) has all requisite power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify could result in a Material Adverse Event. Each of Borrower, the Guarantors and the other Obligated Parties has the power and authority to execute, deliver, and perform its obligations under this Agreement and the other Loan Documents to which it is or may become a party.

Section 6.2 Financial Statements; Etc. Each of Borrower and the Guarantors has delivered to Lender unaudited financial statements as of and for the fiscal year ended December 31, 2013, and unaudited financial statements as of and for the nine (9) – month period ended September 30, 2014, (collectively, the “Financial Statements”). Such Financial Statements are true and correct, have been prepared in accordance with GAAP (except for the absence of footnotes and normal year-end adjustments) and fairly and accurately present, in all material respects, on a consolidated basis (where applicable), the financial condition of Borrower and each Guarantor as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. Neither Borrower nor any Guarantor has any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments except as referred to or reflected in such Financial Statements. No Material Adverse Event has occurred since the effective date of the Financial Statements referred to in this Section 6.2. All projections delivered by Borrower to Lender have been prepared in good faith and use assumptions that are reasonable under the circumstances at the time such projections were prepared and delivered to Lender (provided, it is understood and agreed that actual results may materially vary from such projections). Borrower has no material Guarantees, contingent liabilities, liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, or other transaction or obligation in respect of derivatives, that are not reflected in the most-recent Financial Statements referred to in this Section 6.2 or listed on Schedule 8.1. Other than the Debt listed on Schedule 8.1 and Debt otherwise permitted by Section 8.1, Borrower has no Debt.

Section 6.3 Action; No Breach. The execution, delivery, and performance by each of Borrower, the Guarantors and each other Obligated Party of this Agreement and the other Loan Documents to which such Person is or may become a party and compliance with the terms and provisions hereof and thereof have been duly authorized by all requisite action on the part of such Person and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) the Constituent Documents of such Person, (ii) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or (iii) any agreement or instrument to which such Person is a party or by which it or any of its Properties is bound or subject, or (b) constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of such Person other than Liens in favor of the Lender.

Section 6.4 Operation of Business. Borrower’s sole business is to acquire, hold and foreclose on liens; incur Debt permitted under Section 8.1; payment of such Debt; and activities incidental thereto, and such business requires no material licenses, permits, franchises, patents, copyrights, trademarks, and trade names. For purposes of securing liens relating to condominium units, Borrower has only used the form of Claim of Lien attached hereto as Exhibit C-1. For purposes of giving notice to the applicable owner of a condominium unit of such a lien, Borrower has only used the form of Notice of Intent to Lien attached hereto as Exhibit C-2. For purposes of giving notice of foreclosure on such liens, Borrower has only used the form of Notice of Foreclosure attached hereto as Exhibit C-3.

Section 6.5 Litigation and Judgments. There is no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending, or to the knowledge of Borrower, threatened against or affecting Borrower or other Obligated Party, that would reasonably be expected to result in a Material Adverse Event. There are no outstanding judgments against Borrower, any of the Related Entities or any other Obligated Party.

Section 6.6 Rights in Collateral; Liens. Each of Borrower and the Guarantors has good and indefeasible title to the Collateral (or their respective portion thereof), and none of the Collateral is subject to any Lien, except as permitted by Section 8.2.

Section 6.7 Enforceability. This Agreement constitutes, and the other Loan Documents to which Borrower or any other Obligated Party is a party, when delivered, shall constitute legal, valid, and binding obligations of such Person, enforceable against such Person in accordance with their respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors’ rights.

Section 6.8 Approvals. No authorization, approval, or consent of, and no filing or registration with, any Governmental Authority or third party, except those which have been made or obtained, is or will be necessary for the execution, delivery, or performance by Borrower or any other Obligated Party of this Agreement and the other Loan Documents to which such Person is or may become a party or the validity or enforceability thereof.

Section 6.9 Taxes. Each of Borrower and each of the Guarantors has filed all tax returns (federal, state, and local) required to be filed, including all income, franchise, employment, Property, and sales tax returns, and has paid all of their respective material liabilities for taxes, assessments, governmental charges, and other levies that are due and payable, except for any taxes being contested in good faith and reserves required by GAAP (or in the case of the Borrower as reasonably required by the Lender) have been set aside. As of the date hereof, neither Borrower nor any Guarantor knows of no pending material investigation of Borrower or any of the Guarantors by any taxing authority or of any pending but unassessed material tax liability of Borrower or any of the Guarantors.

Section 6.10 Use of Proceeds; Margin Securities. None of Borrower nor any of the Guarantors is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

Section 6.11 ERISA. Borrower has no employees and no Plan.

Section 6.12 Disclosure. No statement, information, report, representation, or warranty made by Borrower, the Guarantors or any other Obligated Party in this Agreement or in any other Loan Document or furnished to Lender in connection with this Agreement or any of the transactions contemplated hereby, when all of same are taken as a whole, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to Borrower or any Guarantor which constitutes a Material Adverse Event, or which could reasonably be expected in the future be a Material Adverse Event that has not been disclosed in writing to Lender.

Section 6.13 Subsidiaries. Borrower has no Subsidiaries.

Section 6.14 Agreements. None of Borrower nor any of the Guarantors is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate or other organizational restriction, in each case which would reasonably be expected to result in a Material Adverse Event. None of Borrower nor any of the Guarantors is in default in any respect in the performance, observance, or fulfillment of any of the material obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party.

Section 6.15 Compliance with Laws. None of Borrower nor any of the Guarantors is in violation in any material respect of any law, rule, regulation, order, or decree of any Governmental Authority or arbitrator.

Section 6.16 Inventory. Borrower owns no inventory.

Section 6.17 Regulated Entities. None of Borrower, the Guarantors or any of their respective Subsidiaries is (a) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940 or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other federal or state statute, rule or regulation limiting its ability to incur Debt, pledge its assets or perform its obligations under the Loan Documents.

Section 6.18 Real Property. Borrower owns no real property except as set forth in Schedule 6.18.

Section 6.19 Intellectual Property. Borrower owns no copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses and other types of intellectual property.

Section 6.20 Foreign Assets Control Regulations and Anti-Money Laundering. Each Obligated Party and each Subsidiary of each Obligated Party is and will remain in compliance in all material respects with all United States economic sanctions laws, Executive Orders and implementing regulations as promulgated by the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”), and all applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act and all regulations issued pursuant to it. No Obligated Party and no Subsidiary or Affiliate of any Obligated Party (a) is a Person designated by the United States government on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”) with which a United States Person cannot deal with or otherwise engage in business transactions, (b) is a Person who is otherwise the target of United States economic sanction laws such that a United States Person cannot deal or otherwise engage in business transactions with such Person, or (c) is controlled by (including without limitation by virtue of such person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any person or entity on the SDN List or a foreign government that is the target of United States economic sanctions prohibitions such that the entry into, or performance under, this Agreement or any other Loan Document would be prohibited under United States law.

Section 6.21 Patriot Act. The Obligated Parties, the Related Entities, each of their Subsidiaries, and each of their Affiliates are in compliance with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B Chapter V, as amended), and all other enabling legislation or executive order relating thereto, (b) the Patriot Act, and (c) all other federal or state laws relating to “know your customer” and anti-money laundering rules and regulations. No part of the proceeds of any Loan will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.

SECTION 7

AFFIRMATIVE COVENANTS

Each of Borrower and the Guarantors covenants and agrees that, as long as the Obligations (except Obligations consisting of contingent indemnification obligations for which no claim has been asserted) or any part thereof are outstanding:

Section 7.1 Reporting Requirements. Borrower will furnish to Lender:

(a) Annual Financial Statements. As soon as available, and in any event within one hundred twenty (120) days after the last day of each fiscal year of Borrower and each Guarantor, as applicable, beginning with the fiscal year ending December 31, 2014, a copy of the annual report of each such Person for such fiscal year containing a balance sheets and statements of income, retained earnings, and cash flow as of the end of such fiscal year and for the twelve (12)-month period then ended, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and audited and certified by independent certified public accountants of recognized standing acceptable to Lender, to the effect that such report has been prepared in accordance with GAAP and containing no material qualifications or limitations on scope;

(b) Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days after the last day of each fiscal quarter of each fiscal year of each Guarantor and Borrower, as applicable, a copy of an unaudited financial report of such Person as of the end of such fiscal quarter and for the portion of the fiscal year then ended, containing, on a consolidated and consolidating basis, balance sheets and statements of income, and cash flow, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail certified by a Responsible Officer to have been prepared in accordance with GAAP and to fairly present, in all material respects (subject to year-end audit adjustments and the absence of footnotes) the financial condition and results of operations of such Person, on a consolidated and consolidating basis, as of the dates and for the periods indicated therein;

(c) Tax Reporting Requirements. Each of the Borrower and the Guarantors shall deliver to Lender: (i) as soon as available, but in any event within sixty (60) days after timely filing, a signed copy of such Person’s federal income tax returns or any amendment thereto, with all schedules and exhibits attached thereto, and (ii) such other financial information as Lender may from time to time require.

(d) Compliance Certificate. Concurrently with the delivery of each of the financial statements referred to in Section 7.1(a) and Section 7.1(b), a certificate of Manager of Borrower, on behalf of the Borrower, (i) stating that to the best of such manager’s knowledge, no Default has occurred and is continuing, or if a Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and (ii) showing in reasonable detail the calculations demonstrating compliance with the covenants set forth in SECTION 9;

(e) Management Letters. Promptly upon receipt thereof, a copy of any management letter or written report submitted to Borrower or any Guarantor by independent certified public accountants with respect to the business, condition (financial or otherwise), operations, prospects, or Properties of Borrower or any Guarantor;

(f) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any Governmental Authority or arbitrator affecting Borrower, any Guarantor or any other Obligated Party, which, if determined adversely would reasonably be expected to result in a Material Adverse Event;

(g) Notice of Default. As soon as possible and in any event within five (5) days after the Borrower becomes aware of the occurrence of any Default, a written notice setting forth the details of such Default and the action that Borrower has taken and proposes to take with respect thereto;

(h) Notice of Material Adverse Event. As soon as possible and in any event within five (5) days after the Borrower becomes aware thereof, written notice of any event or circumstance that would reasonably be expected to result in a Material Adverse Event; and

(i) General Information. Promptly, such other information concerning Borrower, the Guarantors or any other Obligated Party as Lender may from time to time reasonably request.

All representations and warranties set forth in the Loan Documents with respect to any financial information concerning Borrower and any Guarantor shall apply to all financial information delivered to Lender by Borrower, any Guarantor, or any Person purporting to be an Responsible Officer or other representative of Borrower or any Guarantor regardless of the method of transmission to Lender or whether or not signed by Borrower, any such Guarantor or such Responsible Officer or other representative, as applicable.

Section 7.2 Maintenance of Existence; Conduct of Business. Borrower shall preserve and maintain its existence and all of its leases, privileges, licenses, permits, franchises, qualifications, and rights that are necessary or desirable in the ordinary conduct of its business. Borrower shall conduct its business in an orderly and efficient manner in accordance with good business practices. For purposes of securing liens relating to condominium units, Borrower shall only use the form of Claim of Lien attached hereto as Exhibit C-1. For purposes of giving notice to the applicable owner of a condominium unit of such a lien, Borrower shall only use the form of Notice of Intent to Lien attached hereto as Exhibit C-2. For purposes of giving notice of foreclosure on such liens, Borrower shall only use the form of Notice of Foreclosure attached hereto as Exhibit C-3.

Section 7.3 Taxes and Claims. Borrower shall pay or discharge at or before maturity or before becoming delinquent (a) all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its Property, and (b) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its Property; provided, however, that Borrower shall not be required to pay or discharge any tax, levy, assessment, or governmental charge which is being contested in good faith by appropriate proceedings diligently pursued (where applicable), and for which adequate reserves reasonably required by the Lender have been established.

Section 7.4 Maintenance of Insurance and Property. LM Funding, LLC shall:

(a) Keep, and cause Borrower and each Subsidiary to keep, all property useful and necessary in the business of LM Funding, LLC, Borrower or such Subsidiary in good working order and condition, ordinary wear and tear excepted.

(b) Maintain, and cause Borrower and each Subsidiary to maintain, with responsible insurance companies, such insurance coverage as shall be required by all material laws, governmental regulations and court decrees and orders applicable to it and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated; provided, that in any event, such insurance shall insure against all risks and liabilities of the type insured against as of the Closing Date and shall have insured amounts no less than, and deductibles no higher than, those amounts provided for as of the Closing Date. Upon request of Lender, LM Funding, LLC and Borrower shall furnish to Lender a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by LM Funding, LLC, Borrower and each Subsidiary. LM Funding, LLC shall cause each issuer of an insurance policy to provide Lender with endorsements (i) showing Lender as lender loss payee or as additional insured, as applicable, with respect to each policy of property, casualty and liability insurance, (ii) providing that 30 days’ advance notice will be given to Lender prior to any cancellation or non-renewal of such policy (or 10 days’ advance notice prior to any such cancellation due to non-payment of premium), and (iii) reasonably acceptable in all other respects to Lender. LM Funding, LLC, Borrower or any Subsidiary may reduce the insurance coverage required by this Section upon the written consent of Lender.

(c) If LM Funding, LLC or Borrower fails to timely provide Lender with evidence of the continuing insurance coverage required by this Agreement, Lender may purchase insurance at LM Funding, LLC’s or Borrower’s expense to protect Lender’s interests in the Collateral. This insurance may, but need not, protect LM Funding, LLC’s, Borrower’s and each Subsidiary’s interests. The coverage that Lender purchases may, but need not, pay any claim that is made against LM Funding, LLC, Borrower or any Subsidiary in connection with the Collateral. LM Funding, LLC or Borrower may later cancel any insurance purchased by Lender, but only after providing Lender with evidence that LM Funding, LLC or Borrower has obtained the insurance coverage required by this Agreement. If Lender purchases insurance for the Collateral, as set forth above, LM Funding, LLLC and Borrower will be responsible for the costs of that insurance, including interest and any other charges that may be imposed with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance and the costs of the insurance may be added to the principal amount of the Loans owing hereunder.

Section 7.5 Inspection Rights. At any reasonable time and from time to time, Borrower and each Guarantor shall permit Lender (a) to examine, copy, and make extracts from its books and records, (b) to inspect its Properties, and (c) to discuss its business, operations, and financial condition with its officers, employees, and independent certified public accountants, in each instance, at the Borrower’s or Guarantor’s expense, as applicable.

Section 7.6 Keeping Books and Records. Borrower and the Guarantors shall maintain proper books of record and account in which full, true, and correct entries consistent with past practice shall be made of all dealings and transactions in relation to its business and activities.

Section 7.7 Compliance with Laws. Borrower and the Guarantors shall comply in all material respects with all applicable laws, rules, regulations, orders, and decrees of any Governmental Authority or arbitrator.

Section 7.8 Compliance with Agreements. Each of Borrower and the Guarantors shall comply in all material respects with all agreements, contracts, and instruments binding on it or affecting its Properties or business.

Section 7.9 Further Assurances. Each of Borrower and the Guarantors shall, and shall cause each other Obligated Party to, execute and deliver such further agreements and instruments and take such further action as may be requested by Lender to carry out the provisions and purposes of this Agreement and the other Loan Documents and to create, preserve, and perfect the Liens of Lender in the Collateral.

Section 7.10 Depository Relationship. To induce Lender to establish the interest rates provided for in the Note, Borrower shall establish and maintain with Lender a deposit account (the “Reserve Account”) to be used as an operating account of Borrower.

SECTION 8

NEGATIVE COVENANTS

Borrower covenants and agrees that, as long as the Obligations (except Obligations consisting of contingent indemnification obligations for which no claim has been asserted) or any part thereof are outstanding:

Section 8.1 Debt. Borrower shall not, directly or indirectly, incur, create, assume, or permit to exist any Debt, except Debt to Lender, Debt set forth on Schedule 8.1. Schedule 8.1 identifies all Debt of Borrower existing on the date hereof. Notwithstanding the foregoing, Borrower may incur additional Debt, subject to the following limitations: (i) Debt incurred in connection with general purposes of the Borrower shall not exceed $100,000.00 at any given time during the term of this Agreement and (ii) Debt incurred for the sole purpose of additional acquisitions of condominium assessment liens shall not exceed $4,000,000.00 at any given time during the term of this Agreement. No loans or Debt financing in excess the described limitations above are permitted at any time while the Loan is outstanding without the Lender’s prior written consent.

Section 8.2 Limitation on Liens. Borrower shall not incur, create, assume, or permit to exist any Lien upon any Collateral, whether now owned or hereafter acquired, except Liens in favor of Lender. Schedule 8.2 identifies all existing Liens against Borrower as of the date hereof.

Section 8.3 Mergers, Etc. Borrower shall not directly or indirectly, become a party to a merger or consolidation, or purchase or otherwise acquire all or any part of the assets of any Person or any shares or other evidence of beneficial ownership of any Person, or wind-up, dissolve, or liquidate. Notwithstanding the foregoing, Borrower may merge with any Affiliate of Borrower and any member of Borrower may merge with Borrower, so long as Borrower is the surviving Person.

Section 8.4 Limitation on Issuance of Equity; Change of Control. Borrower shall not directly or indirectly, issue, sell, assign, or otherwise dispose of (a) any of its equity interests, (b) any securities exchangeable for or convertible into or carrying any rights to acquire any of its equity interests, or (c) any option, warrant, or other right to acquire any of its stock or other equity interests, if, in the case of clauses (a), (b) or (c), the same would result in a Change of Control.

Section 8.5 Transactions With Affiliates. Except for (i) transactions in the ordinary course of business upon fair and reasonable terms as in good faith determined by the Manager of the Borrower and (ii) transactions expressly allowed under the Loan Documents, Borrower shall not directly or indirectly enter into any transaction with any Affiliate of the Borrower , including without limitation, the purchase, sale, or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees with any Affiliate of Borrower, provided that notwithstanding the foregoing, no transaction with an Affiliate would be permitted if it would cause an Event of Default hereunder.

Section 8.6 Disposition of Collateral. None of Borrower or the Guarantors shall directly or indirectly, sell, lease, assign, transfer, or otherwise dispose of any Collateral; provided, that (a) Borrower shall be permitted to make Permitted Distributions, and (b) Borrower or any Guarantor may make the assignment of a security interest in the Collateral to Lender at closing, and the transfer of the Collateral to the purchaser thereof in connection with Lender’s exercise of its remedial rights during the existence of an Event of Default; provided, further, that this Section 8.7 shall not be interpreted or construed to limit the right of the Borrower to invest cash distributions in investments.

Section 8.7 Nature of Business. Borrower shall not engage in any business that would cause the representation and warranty in Section 6.4 to no longer be true and correct.

Section 8.8 Real Property. Borrower shall not acquire or otherwise own any real property except in the ordinary course of business.

Section 8.9 Accounting. None of Borrower or the Guarantors shall change its fiscal year or make any change (a) in accounting treatment or reporting practices, except as disclosed to Lender, or (b) in tax reporting treatment, except as required by law and disclosed to Lender.

Section 8.10 No Negative Pledge. Borrower shall not enter into any arrangement or agreement, other than pursuant to this Agreement or any Loan Document, which directly or indirectly prohibits Borrower from creating or incurring a Lien on any Collateral or the ability of Borrower, to make any payments, directly or indirectly, to Borrower’s members by way of dividends, distributions, advances, repayments of loans, repayments of expenses, accruals, or otherwise.

Section 8.11 Subsidiaries. Borrower shall not, directly or indirectly, form or acquire any Subsidiary.

Section 8.12 Hedge Agreements. Borrower shall not enter into any Hedge Agreement.

Section 8.13 OFAC. Borrower shall not fail to comply with the laws, regulations and executive orders referred to in Section 6.20 and Section 6.21.

SECTION 9

FINANCIAL COVENANTS

Borrower covenants and agrees that, as long as the Obligations (except Obligations consisting of contingent indemnification obligations for which no claim has been asserted) or any part thereof are outstanding:

Section 9.1 Maximum Leverage Ratio. LM Funding, LLC shall at all times maintain a Leverage Ratio of less than to 2.5 to 1.0.

Section 9.2 Maximum Loan to Value. Borrower shall at all times maintain a Loan to Value of less than or equal to 40%.

Section 9.3 Minimum Fixed Charge Coverage Ratio. Borrower shall at all times maintain a Fixed Charge Coverage Ratio of not less than 1.2 to 1.0.

SECTION 10

DEFAULT

Section 10.1 Events of Default. Each of the following shall be deemed an “Event of Default”:

(a) Borrower shall fail to pay the Obligations or any part thereof shall not be paid (i) upon maturity or when declared due, or (ii) otherwise within three (3) days of when due;

(b) Borrower shall fail to provide to Lender timely any notice of Default as required by Section 7.1.(h) of this Agreement or Borrower shall breach any provision of Section 8 or Section 9 of this Agreement;

(c) Any representation or warranty made or deemed made by Borrower, the Guarantors, or any other Obligated Party (or any of their respective officers) in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with this Agreement shall be false, misleading, or erroneous in any material respect (without duplication of any materiality qualifier contained therein) when made or deemed to have been made;

(d) Borrower, any Guarantor or any other Obligated Party shall fail to perform, observe, or comply with any covenant, agreement, or term contained in this Agreement or any other Loan Document (other than as covered by Sections 10.1(a) and (b)), and such failure continues for more than ten (10) days following the earlier to occur of (i) Lender notifying the Borrower of such failure or (ii) the Borrower becoming aware of such failure; provided, however, that if such failure cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default;

(e) Borrower, any Guarantor or any other Obligated Party shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of its Property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any corporate action to authorize any of the foregoing;

(f) An involuntary proceeding shall be commenced against Borrower, any Guarantor or any other Obligated Party seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official for it or a substantial part of its Property, and such involuntary proceeding shall remain undismissed and unstayed for a period of thirty (30) days;

(g) Borrower shall fail to pay when due any principal of or interest on any Debt (other than the Obligations) in an aggregate amount in excess of $100,000, or the maturity of any Debt in an aggregate amount in excess of $100,000 of Borrower, any Guarantor or any other Obligated Party shall have been accelerated, or any Debt in an aggregate amount in excess of $100,000 of Borrower, any Guarantor or any other Obligated Party shall have been required to be prepaid prior to the stated maturity thereof (except by reason of casualty for which insurance proceeds shall satisfy the full amount of such Debt), or any event (except as aforesaid), or any event shall have occurred (after the passage of any applicable grace period) that permits any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment;

(h) This Agreement or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by Borrower, any Guarantor or any other Obligated Party or any of their respective equity holders, or Borrower or any other Obligated Party shall deny that it has any further liability or obligation under any of the Loan Documents, or any Lien created by the Loan Documents shall for any reason cease to be a valid, first priority perfected Lien upon any of the Collateral purported to be covered thereby;

(i) Any Obligated Party that is an individual shall have died or have been declared incompetent by a court of proper jurisdiction, and the Loan is not repaid within ninety (90) days thereof or such shorter period of time as may be required by applicable law if Lender is required to file (in such shorter period) its claim against the estate of such Obligated Party to collect payment therefrom;

(j) Borrower, any Guarantor or any other Obligated Party or any of their Properties, revenues, or assets, shall become subject to an order of forfeiture, seizure, or divestiture (whether under RICO or otherwise) and the same shall not have been discharged or stayed within thirty (30) days from the date of entry thereof;

(k) Upon the occurrence of a Change of Control of Borrower;

(l) Borrower, any Guarantor or any other Obligated Party shall fail to discharge or have stayed within a period of thirty (30) days after the commencement thereof any attachment, sequestration, or similar proceeding or proceedings involving an aggregate amount in excess of $100,000 against any of its assets or Properties;

(m) A final uninsured judgment or judgments for the payment of money in excess of $100,000 in the aggregate shall be rendered by a court or courts against Borrower, any Guarantor or any other Obligated Party and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and Borrower or such Obligated Party, shall not, within such period of thirty (30) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

(n) Lender reasonably determines that a Material Adverse Event has occurred.

Section 10.2 Remedies Upon Default. If any Event of Default shall occur and be continuing, then Lender may declare the Obligations or any part thereof to be immediately due and payable, or both, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrower and the Guarantors; provided, however, that upon the occurrence of an Event of Default under Section 10.1(e) or (f), the Obligations shall become immediately due and payable, in each case without further notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrower and the Guarantors. In addition to the foregoing, if any Event of Default shall occur and be continuing, Lender may exercise all rights and remedies available to it in law or in equity, under the Loan Documents, or otherwise.

Section 10.3 Application of Funds. During the existence of any Event of Default, any amounts received on account of the Obligations shall be applied by Lender in such order as it elects in its sole discretion.

Section 10.4 Performance by Lender. If Borrower or any Guarantor shall fail to perform any covenant or agreement contained in any of the Loan Documents, then Lender may perform or attempt to perform such covenant or agreement on behalf of Borrower or such Guarantor. In such event, Borrower or any Guarantor shall, at the request of Lender, promptly pay to Lender any amount expended by Lender in connection with such performance or attempted performance, together with interest thereon at the Default Interest Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that Lender shall not have any liability or responsibility for the performance of any covenant, agreement, or other obligation of Borrower or any Guarantor under this Agreement or any other Loan Document.

SECTION 11

MISCELLANEOUS

Section 11.1 Expenses. Borrower hereby agrees to pay on demand: (a) all costs and expenses of Lender in connection with the preparation, negotiation, execution, and delivery of this Agreement and the other Loan Documents and any and all amendments, modifications, renewals, extensions, and supplements thereof and thereto, including, without limitation, the reasonable fees and expenses of legal counsel, advisors, consultants, and auditors for Lender; (b) all costs and expenses of Lender in connection with any Default and the enforcement of this Agreement or any other Loan Document, including, without limitation, the fees and expenses of legal counsel, advisors, consultants, and auditors for Lender; (c) all transfer, stamp, documentary, or other similar taxes, assessments, or charges levied by any Governmental Authority in respect of this Agreement or any of the other Loan Documents; (d) all costs, expenses, assessments, and other charges incurred in connection with any filing, registration, recording, or perfection of any Lien contemplated by this Agreement or any other Loan Document; and (e) all other costs and expenses incurred by Lender in connection with any litigation, dispute, suit, proceeding or action arising under this Agreement or the Notes; the enforcement of its rights and remedies, and the protection of its interests in bankruptcy, insolvency or other legal proceedings, including, without limitation, all costs, expenses, and other charges (including Lender’s internal charges) incurred in connection with evaluating, observing, collecting, examining, auditing, appraising, selling, liquidating, or otherwise disposing of the Collateral or other assets of Borrower.

Section 11.2 INDEMNIFICATION. BORROWER SHALL INDEMNIFY LENDER AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS’ FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, (C) ANY BREACH BY BORROWER OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (D) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN, OR AFFECTING ANY OF THE PROPERTIES OR ASSETS OF BORROWER OR ANY OTHER OBLIGATED PARTY, NEG, OR NMG, OR (F) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, RELATING TO ANY OF THE FOREGOING;

PROVIDED THAT THE FOREGOING SHALL NOT INCLUDE ANY LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS’ FEES) ARISING FROM ANY INDEMNIFIED PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR OF ANY OTHER LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS’ FEES) ARISING OUT OF OR RESULTING FROM THE SOLE CONTRIBUTORY OR ORDINARY NEGLIGENCE OF SUCH PERSON.

Section 11.3 Limitation of Liability. Neither Lender nor any Affiliate, officer, director, employee, attorney, or agent of Lender shall have any liability with respect to, and Borrower and each Guarantor hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by Borrower, the Guarantors or any other Obligated Party in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Borrower and each Guarantor hereby waives, releases, and agrees not to sue Lender or any of Lender’s Affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.

Section 11.4 No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by Lender shall have the right to act exclusively in the interest of Lender and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to Borrower or any of Borrower’s equity holders, Affiliates, officers, employees, attorneys, agents, or any other Person.

Section 11.5 Lender Not Fiduciary. The relationship between Borrower and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Borrower, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of debtor and creditor.

Section 11.6 Equitable Relief. Borrower and each Guarantor recognizes that in the event Borrower or any Guarantor fails to pay, perform, observe, or discharge any or all of the Obligations, any remedy at law may prove to be inadequate relief to Lender. Borrower and each Guarantor therefore agrees that Lender, if Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

Section 11.7 No Waiver; Cumulative Remedies. No failure on the part of Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

Section 11.8 Successors and Assigns. This Agreement is binding upon and shall inure to the benefit of Lender and Borrower and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights, duties, or obligations under this Agreement or the other Loan Documents without the prior written consent of Lender.

Section 11.9 Survival. All representations and warranties made in this Agreement or any other Loan Document or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them. Without prejudice to the survival of any other obligation of Borrower hereunder, the obligations of Borrower under Sections 11.1, and 11.2 shall survive repayment of the Obligations.

Section 11.10 Amendment. The provisions of this Agreement and the other Loan Documents to which Borrower is a party may be amended or waived only by an instrument in writing signed by the parties hereto.

Section 11.11 Notices. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed, faxed or delivered, to the address, facsimile number or subject to the last sentence hereof electronic mail address specified for notices below the signatures hereon or to such other address as shall be designated by such party in a notice to the other parties. All such other notices and other communications shall be deemed to have been given or made upon the earliest to occur of (a) actual receipt by the intended recipient or (b)(i) if delivered by hand or courier, when signed for by the designated recipient; (ii) if delivered by mail, four (4) business days after deposit in the mail, postage prepaid; (iii) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (iv) if delivered by electronic mail (which form of delivery is subject to the provisions of the last sentence below), when delivered; provided, however, that notices and other communications pursuant to Section 2 shall not be effective until actually received by Lender. Electronic mail and intranet websites may be used only to distribute routine communications, such as financial statements and other information, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

Section 11.12 GOVERNING LAW: JURISDICTION AND VENUE. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA; PROVIDED THAT LENDER SHALL RETAIN ALL RIGHTS UNDER FEDERAL LAW. THIS AGREEMENT HAS BEEN ENTERED INTO THE STATE OF FLORIDA, AND IS PERFORMABLE FOR ALL PURPOSES IN THE STATE OF FLORIDA. TO THE EXTENT A DISPUTE IS NOT SUBJECT TO ARBITRATION PURSUANT TO SECTION 11.23 OF THIS AGREEMENT, EACH PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND WHATSOEVER AGAINST ANY OTHER PARTY IN ANY WAY ARISING FROM OR RELATING TO THIS

AGREEMENT AND ALL CONTEMPLATED TRANSACTIONS, INCLUDING, BUT NOT LIMITED TO, CONTRACT, EQUITY, TORT, FRAUD AND STATUTORY CLAIMS, IN ANY FORUM OTHER THAN THE U.S. FEDERAL DISTRICT COURTS LOCATED IN ARKANSAS OR, IF SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, THE COURTS OF THE STATE OF ARKANSAS, AND ANY APPELLATE COURT FROM ANY THEREOF. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND AGREES TO BRING ANY SUCH ACTION, LITIGATION OR PROCEEDING ONLY IN SUCH COURTS. EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING IS CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

Section 11.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 11.14 Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

Section 11.15 Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

Section 11.16 Participations; Etc. Lender shall have the right at any time and from time to time to grant participations in, and sell and transfer, the Obligations and any Loan Documents. Each actual or proposed participant or assignee, as the case may be, shall be entitled to receive all information received by Lender regarding Borrower, the Guarantors, or any Obligated Party, including, without limitation, information required to be disclosed to a participant or assignee pursuant to Banking Circular 181 (Rev., August 2, 1984), issued by the Comptroller of the Currency (whether the actual or proposed participant or assignee is subject to the circular or not).

Section 11.17 Construction. Borrower and Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by Borrower and the Guarantors on one hand, and Lender on the other.

Section 11.18 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

Section 11.19 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER, THE GUARANTORS AND LENDER HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF LENDER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.19.

Section 11.20 Additional Interest Provision. It is expressly stipulated and agreed to be the intent of Borrower, the Guarantors and Lender at all times to comply strictly with the applicable law governing the maximum rate or amount of interest payable on the indebtedness evidenced by any Note, any Loan Document, and the Related Indebtedness (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under applicable law). If the applicable law is ever judicially interpreted so as to render usurious any amount (a) contracted for, charged, taken, reserved or received pursuant to any Note, any of the other Loan Documents or any other communication or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Loan Documents, (b) contracted for, charged, taken, reserved or received by reason of Lender’s exercise of the option to accelerate the maturity of any Note and/or any and all indebtedness paid or payable by Borrower or the Guarantors to Lender pursuant to any Loan Document other than any Note (such other indebtedness being referred to in this Section as the “Related Indebtedness”), or (c) Borrower will have paid or Lender will have received by reason of any voluntary prepayment by Borrower of any Note and/or the Related Indebtedness, then it is Borrower’s and Lender’s express intent that all amounts charged in excess of the Maximum Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Rate theretofore collected by Lender shall be credited on the principal balance of any Note and/or the Related Indebtedness (or, if any Note and all Related Indebtedness have been or would thereby be paid in full, refunded to Borrower), and the provisions of any Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if any Note or Related Indebtedness has been paid in full before the end of the stated term thereof, then Borrower and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Rate, either refund such excess interest to Borrower and/or credit such excess interest against such Note and/or any Related Indebtedness then owing by Borrower to Lender. Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against Lender, Borrower will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against the Note to which the alleged violation relates and/or the Related Indebtedness then owing by Borrower to Lender. All sums contracted for, charged, taken, reserved or received by Lender for the use, forbearance or detention of any debt evidenced by any Note and/or the Related Indebtedness shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of such Note and/or the Related Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of any Note and/or the Related Indebtedness does not exceed the Maximum Rate from time to time in effect and applicable to such Note and/or the Related Indebtedness for so long as debt is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

Section 11.21 Ceiling Election. To the extent United States federal law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Florida law, Lender will rely on United States federal law for the purpose of determining the Maximum Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, utilize any other method of establishing the Maximum Rate under applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect.

Section 11.22 USA Patriot Act Notice. Lender hereby notifies Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies Borrower and each other Obligated Party, which information includes the name and address of Borrower and each other Obligated Party and other information that will allow Lender to identify Borrower and each other Obligated Party in accordance with the Patriot Act. In addition, Borrower agrees to (a) ensure that no Person who owns a controlling interest in or otherwise controls Borrower or any Subsidiary of Borrower is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the OFAC, the Department of the Treasury or included in any Executive Order, (b) not to use or permit the use of proceeds of the Obligations to violate any of the foreign asset control regulations of the OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, or cause its Subsidiaries to comply, with the applicable laws.

Section 11.23 Arbitration.

(a) Arbitration. Upon demand of any party, any dispute shall be resolved by binding arbitration (except as set forth in (e) below) in accordance with the terms of this agreement. A “dispute” shall mean any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing of hereafter arising under or in connection with, or in any way pertaining to, any of the Loan Documents, or any past present, or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to any of the Loan Documents, including, without limitation, any of the foregoing arising in connection with the exercise of any self-help, ancillary or other remedies pursuant to any of the Loan Documents. Any party may by summary proceedings bring an action in court to compel arbitration of a dispute. Any party who fails or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute.

(b) Governing Rules. Arbitration proceedings shall be administered by the American Arbitration Association (“AAA”) or such other administrator as the parties shall mutually agree upon in accordance with the AAA commercial arbitration rules. All disputes submitted to arbitration shall be resolved in accordance with the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the loan documents. The arbitration shall be conducted at a location in Little Rock, Arkansas, selected by the AAA or other administrator. If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control. All statutes of limitation applicable to any dispute shall apply to any arbitration proceeding. All discovery activities shall be expressly limited to matters directly relevant to the dispute being arbitrated. Judgment upon any award rendered in arbitration may be entered in any court having jurisdiction; provided however, that nothing contained herein shall be deemed to be a waiver by any party that is a lender of the protections afforded to it under 12 U.S.C. 91 or any similar applicable state law.

(c) No Waiver; Provisional Remedies, Self-Help And Foreclosure. No provision hereof shall limit the right of any party to foreclose against real or personal property collateral; exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or to obtain provisional or ancillary remedies, including without limitation injunctive relief, sequestration, attachment, garnishment or other appointment of a receiver, from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of any party to compel arbitration hereunder.

(d) Arbitrator Qualifications And Powers; Awards. Arbitrators must be active members of the Florida state bar with expertise in the substantive laws applicable to the subject matter of the dispute. Arbitrators are empowered to resolve disputes by summary rulings in response to motions filed prior to the final arbitration hearing. Arbitrators (i) shall resolve all disputes in accordance with the substantive law of the state of Florida, (ii) may grant any remedy or relief that a court of the state of Florida could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, and (iii) shall have the power to award recovery of all costs and fees, to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the federal rules of civil procedure, the Florida rules of civil procedure or other applicable law. Any dispute in which the amount in controversy is $5,000,000 or less shall be decided by a single arbitrator who shall not render an award of greater than $5,000,000 (including damages, costs, fees and expenses). By submission to a single arbitrator, each party expressly waives any right or claim to recover more than $5,000,000. Any dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.

(e) Judicial Review. Notwithstanding anything herein to the contrary, in any arbitration in which the amount in controversy exceeds $1,000,000, the arbitrators shall be required to make specific, written findings of fact and conclusions of law. In such arbitrations (i) the arbitrators shall not have the power to make any award which is not supported by substantial evidence or which is based on legal error, (ii) an award shall not be binding upon the parties unless the findings of fact are supported by substantial evidence and the conclusions of law are not erroneous under the substantive law of the state of Florida, and (iii) the parties shall have in addition to the grounds referred to in the federal arbitration act for vacating, modifying or correcting an award the right to judicial review of (a) whether the findings of fact rendered by the arbitrators are supported by substantial evidence, and (b) whether the conclusions of law are erroneous under the substantive law of the state of Florida. Judgment confirming an award in such a proceeding may be entered only if a court determines the award is supported by substantial evidence and not based on legal error under the substantive law of the state of Florida.

(f) Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business, by applicable law or regulation, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the loan documents or the subject matter of the dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the loan documents or any relationship between the parties.

Section 11.24 Confidentiality.

In handling any confidential information, Lender shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Lender’s Subsidiaries or Affiliates (such Subsidiaries and Affiliates, together with Lender, each a “Lender Entity” and collectively, the “Lender Entities”); (b) to prospective transferees or purchasers of any interest in the Loan, provided, however, Lender shall use its best efforts to obtain any prospective transferee’s or purchaser’s agreement to the terms of this Section 11.23; (c) as required by law, regulation, subpoena, or other order; (d) to Lender’s regulators or as otherwise required in connection with Lender’s examination or audit; (e) as Lender considers appropriate in exercising remedies under the Loan Documents; and (f) to third-party service providers of Lender so long as such service providers have executed a confidentiality agreement with Lender with terms no less restrictive than those contained herein. Confidential information does not include information that is: (i) either in the public domain other than as a result of Lender’s breach of this section or is in Lender’s possession when disclosed to Lender; or (ii) disclosed to Lender by a third party on a nonconfidential basis if Lender does not know that the third party is prohibited from disclosing the information.

Section 11.25 Termination.

This Agreement shall continue in effect until all of the Obligations (except Obligations consisting of contingent indemnity obligations for which no claim is asserted) have been paid in cash in full and no commitments which would give rise to any Obligations are outstanding; provided, however, any indemnification obligations of Borrower (including without limitation Section 11.2) shall survive any such termination.

Section 11.26 NOTICE OF FINAL AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

EXECUTED to be effective as of the date first written above.

BORROWER:

LMF SPE#2, LLC,
a Florida limited liability company

By:	LM FUNDING, LLC

A Florida limited liability company

By:
Carol Gould, Manager

Address for Notices:

LM FUNDING, LLC
302 Knights Run Avenue
Suite 1000
Tampa, FL 33602
Attn: Carol Gould
Fax No.: (813) 221-7909 e-mail: CL@LMFunding.com

With a copy of notices to:

Business Law Group, P.A.
302 Knights Run Avenue
Suite 1000
Tampa, FL 33602
Fax No.: (813) 221-7909
e-mail: BMR@BLawGroup.com

LENDER:

HEARTLAND BANK

By:
Phil Thomas, Executive Vice President

Address for Notices:

One Information Way, Suite 300
Little Rock, Arkansas 72202

Signature Pages to Credit Agreement (LMF SPE#2, LLC)

Fax No.: 501-663-3845
Telephone No.: 501-614-7832
Attention: Phil Thomas
e-mail: pthomas@hbankusa.com

GUARANTORS:

LM FUNDING, LLC
a Florida limited liability company

By:
Carol Gould, Manager

Address for Notices:

LM FUNDING, LLC
302 Knights Run Avenue
Suite 1000
Tampa, FL 33602
Attn: Carol Gould
Fax No.: (813) 221-7909
e-mail: CL@LMFunding.com

CGR63, LLC
a Florida limited liability company

By:
Carol Gould, Manager

Address for Notices:

LM FUNDING, LLC
302 Knights Run Avenue
Suite 1000
Tampa, FL 33602
Attn: Carol Gould
Fax No.: (813) 221-7909
e-mail: CL@LMFunding.com

Signature Pages to Credit Agreement (LMF SPE#2, LLC)

LM FUNDING MANAGEMENT, LLC
a Florida limited liability company

By:
Frank Silcox, Manager

Address for Notices:

LM FUNDING, LLC
302 Knights Run Avenue
Suite 1000 Tampa, FL 33602 Attn: Carol Gould
Fax No.: (813) 221-7909
e-mail: CL@LMFunding.com

Signature Pages to Credit Agreement (LMF SPE#2, LLC)

EXHIBIT A

COMPLIANCE CERTIFICATE

FOR MONTH/QUARTER ENDED (THE “SUBJECT PERIOD”)

LENDER: Heartland Bank

BORROWER: LMF SPE#2, LLC

This Compliance Certificate (this “Certificate”) is delivered under the Credit Agreement (the “Credit Agreement”) dated as of             , 20    , by and among Borrower, the Guarantors and Lender. Capitalized terms used in this Certificate shall, unless otherwise indicated, have the meanings set forth in the Credit Agreement. The undersigned hereby certifies, only on behalf of the [Borrower/Guarantor] and not in his or her individual capacity, to Lender as of the date hereof that: (a) he/she is the                      of [Borrower/Guarantor], and that, as such, he/she is authorized to execute and deliver this Certificate to Lender on behalf of [Borrower/Guarantor]; (b) on behalf of the [Borrower/Guarantor] he/she has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of [Borrower/Guarantor] during the Subject Period; (c) during the Subject Period, [Borrower/Guarantor] performed and observed each covenant and condition of the Loan Documents applicable to it and no Event of Default or Potential Default currently exists or has occurred which has not been cured or waived by Lender [except for             ]; (d) [except for             ], the representations and warranties of [Borrower/Guarantor] contained in Article VI of the Credit Agreement, and any representations and warranties of [Borrower/Guarantor] that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Certificate, the representations and warranties contained in Section 6.2 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 7.1 of the Credit Agreement, including the statements in connection with which this Certificate is delivered; (e) the financial statements of [Borrower/Guarantor] fairly and accurately the financial condition and results of operations of [Borrower/Guarantor] as of the end of and for the Subject Period; (f) the financial covenant analyses and information set forth below are true and accurate on and as of the date of this Certificate; and (g) the status of compliance by [Borrower/Guarantor] with certain covenants of the Credit Agreement at the end of the Subject Period is as set forth below:

Exhibit A to Credit Agreement (LMF SPE#2 LLC)

In Compliance as of End of Subject Period (Please Indicate)

1.	Financial Statements and Reports

	(a) Provide annual audited FYE financial statements of [Borrower/Guarantor] and each Guarantor within 120 days after the last day of each fiscal year.	Yes

	(b) Provide quarterly financial statements of [Borrower/Guarantor] and each Guarantor within 45 days after the last day of each fiscal quarter.	Yes

	(c) Provide a quarterly Compliance Certificate within 45 days after the last day of each quarter and an annual Compliance Certificate within 120 days of the last day of each fiscal year.	Yes

	(e) Provide other required reporting timely.	Yes

	(f) Cause to be provided within sixty (60) days after timely filing, a signed copy of [Borrower’s/Guarantor’s] federal income tax returns.	Yes

2.	Subsidiaries
	None	Yes	No

3.	Debt
	None, except Debt permitted by Section 8.1 of the Credit Agreement.	Yes	No

4.	Liens
	None, except Liens permitted by Section 8.2 of the Credit Agreement.	Yes	No

5.	Acquisitions and Mergers
	None, except those permitted by Section 8.3 of the Credit Agreement.	Yes	No

6.	Intentionally Omitted .

7.	Intentionally Omitted .

8.	Issuance of Equity
	None, except issuances permitted by Section 8.6 of the Credit Agreement.	Yes	No

9.	Affiliate Transactions
	None, except transactions permitted by Section 8.7 of the Credit Agreement.	Yes	No

10.	Dispositions of Assets
	None, except dispositions permitted by Section 8.8 of the Credit Agreement.	Yes	No

11.	Intentionally Omitted .

12.	Intentionally Omitted. .	N/A

13.	Changes in Nature of Business
	None, except changes permitted by Section 8.9 of the Credit Agreement.	Yes	No

14.	Intentionally Omitted .

15.	Changes in Fiscal Year; Accounting Practices
	None, except transactions permitted by Section 8.11 of the Credit Agreement.	Yes	No

Signature Pages to Credit Agreement (LMF SPE#2, LLC)

16.	No Negative Pledge None, except those permitted by Section 8.12 of the Credit Agreement.	Yes	No

17.	Leverage Ratio (LR)*

Maximum of 2.50 to 1.00

(Defined as the quotient of LM Funding, LLC’s (i) current portion of long-term Debt plus long-term Debt plus deferred revenue, divided by (ii) members’ deficit plus deferred revenue, determined in accordance with GAAP on a consolidated basis and consistent with historical accounting practices).

		Yes	No

LR = (		+		+		) ÷
	Current LT Debt		LT Debt		Deferred Revenue

(		+		) =
	Members’ Deficit		Deferred Revenue		Leverage Ratio

18.

Loan to Value.

Maximum of 40%

(Defined as the product of (a) the ratio of (i) the outstanding principal balance of the Term Loan, to (ii) the accrued balances of the Borrower as stated on the balance sheet of Borrower for the most recently ended calendar quarter, times (b) one hundred percent (100%).)

		Yes	No

LTV = Principal Balance of Term Loan

Accrued Balances of Borrower

19.

Fixed Charge Coverage Ratio (FCCR).

Minimum of 1.20 to 1.00

(Defined as the ratio of (a) Borrower’s EBITDA to (b) the sum of (i) Borrower’ rent expense, (ii) Borrower’s scheduled payment of interest (based on original principal amount of Term Loan of $7,250,000) and (iii) Borrower’s scheduled payment of principal (based on original principal amount of Term Loan of $7,250,000)).

		Yes	No

FCCR = Borrower’s EBITDA:

	+		+
rent expense		scheduled interest		scheduled principal

*	Only to be included in certificates delivered by LM Funding, LLC with financial statements for the last quarter of the fiscal year and the annual statements for the fiscal year.

Signature Pages to Credit Agreement (LMF SPE#2, LLC)

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of             ,         .

By:
Name:
Title:

Signature Pages to Credit Agreement (LMF SPE#2, LLC)

EXHIBIT B

TERM NOTE

See Attached.

Exhibit B to Credit Agreement (LMF SPE#2, LLC)

EXHIBIT C-1

FORM OF CLAIM OF LIEN

Exhibit C-1 to Credit Agreement (LMF SPE#2, LLC)

EXHIBIT C-2

FORM OF NOTICE OF INTENT TO LIEN

Exhibit C-2 to Credit Agreement (LMF SPE#2, LLC)

EXHIBIT C-3

FORM OF NOTICE OF FORECLOSURE

Exhibit C-3 to Credit Agreement (LMF SPE#2, LLC)

SCHEDULE 5.1(m)

ADDITIONAL CONDITIONS PRECEDENT

Receipt of a balance sheet of Borrower current as of the date of this Agreement.

Schedule 5.1(m) to Credit Agreement (LMF SPE#2, LLC)

SCHEDULE 6.18

REAL PROPERTY

Borrower:

None

Schedule 6.18 to Credit Agreement (LMF SPE#2, LLC)

SCHEDULE 8.1

EXISTING DEBT

Borrower:

1.	CRE Funding, LLC in the amount of $2,435,252.83 to be paid off at closing.

Schedule 8.1 to Credit Agreement (LMF SPE#2, LLC)

SCHEDULE 8.2

EXISTING LIENS

Borrower:

1.	UCC-1 filed by CRE Funding, LLC under Document Number 201105364931 with the State of Florida to be terminated upon payment at closing.

Schedule 8.2 to Credit Agreement (LFM SPE#2, LLC)